BARE TRUST

The undersigned, Rajan Rai, of 2215 South West Marine Drive, Vancouver, British Columbia, V6P 6C1, DECLARES:

1.        THAT the mineral claim registered in his name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia (the “Claim”) was not purchased with his money and the undersigned has no beneficial interest in the Claim, either directly or indirectly, but the Claim is owned by and controlled by the beneficial owner listed in Schedule “A” attached to this bare trust (the “Owner”) and is held by the undersigned as Trustee for the Owner, AND THE UNDERSIGNED COVENANTS AND AGREES to deal with the Claim in such manner as the Owner may from time to time direct.

2.        THAT the undersigned has no rights or privileges in the Claim and has no interest or claim in any monies arising from the sale or transfer of the Claim, AND THE UNDERSIGNED COVENANTS AND AGREES to deal with any of the said rights and privileges and monies that come into his hands in such manner as the Owner may direct.

3.           THAT THE UNDERSIGNED COVENANTS AND AGREES to notify the Owner immediately upon receiving any notice, information or documents pertaining to the Claim.

Dated:  January 30, 2006

/s/ Rajan Rai
Rajan Rai

Schedule “A”

Schedule “A” to the Bare Trust dated January 30, 2006
with Rajan Rai acting as trustee

Mineral Claim and Beneficial Owner

Beneficial Owner	Tenure Number	Claim Name	Ownership Percentage
Kushi Resources Inc.	526 773	Bee Peak	100%